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                                                                   EXHIBIT 23.2

                      Report of Independent Accountants on
                          Financial Statement Schedule



To the Board of Directors of
Perot Systems Corporation:


Our audits of the consolidated financial statements referred to in our report dated February 28, 2003 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedule listed in Item 15(a) of this Annual Report on Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


                                                 /s/ PricewaterhouseCoopers LLP


Dallas, Texas
February 28, 2003